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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Renal Care Group, Inc. Third Amended and Restated 1996 Stock Incentive Plan of our report dated February 28, 1997, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP


Nashville, Tennessee
October 3, 1997